Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2,
74V1 and 74V2

The HSBC Investor funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below. The following funds offer Class R Shares which were not active during the year ended October 31, 2007:

        Aggressive Growth Strategy Fund
        Conservative Growth Strategy Fund
        Growth Strategy Fund
        Moderate Growth Strategy Fund

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A, Class D and
			Class Y Shares, where applicable
        72DD2-74U2  Class B, Class C and
			Class I Shares, where applicable

The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding(000's) at October 31, 2007:

		Total Income		NAV		Income			Shares
		Distributions (000s)			Distributions		Outstanding
		(000s)					per share (000s)

Class A Shares
Aggressive Growth Strategy Fund	 	-   	 15.55 	 -   	453
Conservative Growth Strategy Fund	94 	 12.04 	 0.27 	554
Growth Strategy Fund	 		92 	 14.73 	 0.08 	1,450
Moderate Growth Strategy Fund	 	262 	 13.27 	 0.20 	1,518
California Tax-Free Fund	 	-   	 -   	 -   	 -
Core Plus Fixed Income Fund	 	705 	 10.48 	 0.52 	1,297
Growth & Income Fund	 		3 	 14.04 	 0.02 	146
Growth Fund	 			10 	 17.95 	 0.01 	1,719
High Yield Fixed Income Fund	 	308 	 10.01 	 0.79 	370
Intermediate Duration Fixed Income Fund	42 	 10.05 	 0.50 	80
Mid Cap Fund	 			-   	 10.81 	 -   	545
Money Market Fund	 		18,351  1.00 	 0.05 	471,104
NY Tax-Free Bond Fund	 		1,174 	 11.05 	 0.38 	2,923
NY Tax-Free Money Market Fund	 	3,816 	 1.00 	 0.03 	120,825
Opportunity Fund	 		2,978 	 16.41 	 -   	918
Overseas Equity Fund	 		474 	 20.48 	 0.40 	785
U.S. Government Money Market Fund	71,043  1.00 	 0.05 	1,090,357
U.S. Treasury Money Market Fund	 	3,084 	 1.00 	 0.04 	84,389
Value Fund	 			214 	 16.54 	 0.13 	1,646

Class B Shares
Aggressive Growth Strategy Fund	 	-   	 15.27 	 -   	324
Conservative Growth Strategy Fund	56 	 11.94 	 0.19 	413
Growth Strategy Fund	 		11 	 14.67 	 0.02 	948
Moderate Growth Strategy Fund	 	133 	 13.27 	 0.12 	1,244
Core Plus Fixed Income Fund	 	172 	 10.49 	 0.44 	362
Growth & Income Fund	 		-   	 13.66 	 -   	370
Growth Fund	 			-   	 16.92 	 -   	96
High Yield Fixed Income Fund	 	164 	 10.01 	 0.72 	244
Intermediate Duration Fixed Income Fund	146 	 10.07 	 0.42 	296
Mid Cap Fund	 			-   	 10.07 	 -   	624
Money Market Fund	 		6 	 1.00 	 0.04 	204
NY Tax-Free Bond Fund	 		305 	 11.04 	 0.30 	782
NY Tax-Free Money Market Fund	 	1 	 1.00 	 0.02 	34
Opportunity Fund	 		619 	 14.94 	 -   	330
Overseas Equity Fund	 		49 	 19.42 	 0.27 	190
U.S. Government Money Market Fund	 -   	 1.00 	 0.05 	1
U.S. Treasury Money Market Fund	 	1 	 1.00 	 0.04 	41
Value Fund	 			2 	 15.83 	 0.02 	112

Class C Shares
Aggressive Growth Strategy Fund	 	-   	 15.26 	 -   	35
Conservative Growth Strategy Fund	6 	 12.25 	 0.19 	36
Growth Strategy Fund	 		1 	 14.74 	 0.01 	86
Moderate Growth Strategy Fund	 	12 	 12.97 	 0.12 	136
California Tax-Free Fund	 	18 	 1.00 	 0.01 	1,018
Core Plus Fixed Income Fund	 	5 	 10.46 	 0.44 	3
Growth & Income Fund	 		-   	 13.77 	 -   	4
Growth Fund	 			-   	 17.02 	 -   	6
High Yield Fixed Income Fund	 	18 	 10.03 	 0.72 	22
Intermediate Duration Fixed Income Fund	19 	 10.06 	 0.42 	30
Mid Cap Fund	 			-   	 10.16 	 -   	8
Money Market Fund			11,381  1.00 	 0.04 	317,189
NY Tax-Free Bond Fund	 		26 	 11.08 	 0.30 	73
NY Tax-Free Money Market Fund	 	-   	 1.00 	 -   	 -
Opportunity Fund	 		39 	 15.11 	 -   	22
Overseas Equity Fund	 		2 	 19.94 	 0.23 	7
U.S. Government Money Market Fund	 9 	 1.00 	 0.04 	428
U.S. Treasury Money Market Fund	 	-   	 1.00 	 -   	 -
Value Fund	 			-   	 15.95 	 0.01 	8

Class D Shares
California Tax-Free Fund	 	3,124 	 1.00 	 0.03 	90,828
Money Market Fund	 		151,729	 1.00 	 0.05 	3,710,524
NY Tax-Free Money Market Fund	 	13,463  1.00 	 0.03 	531,777
Tax-Free Money Market Fund	 	1,357 	 1.00 	 0.03 	40,183
U.S. Government Money Market Fund	43,854  1.00 	 0.05 	761,063
U.S. Treasury Money Market Fund	 	13,800  1.00 	 0.04 	297,146

Class I Shares
Growth & Income Fund	 		124 	 14.09 	 0.04 	3,222
Growth Fund	 			38 	 18.02 	 0.02 	1,681
High Yield Fixed Income Fund		181 	 10.01 	 0.82 	264
Intermediate Duration Fixed Income Fund	666 	 10.06 	 0.52 	989
Money Market Fund	 		97,642	1.00 	 0.05 	1,870,460
NY Tax-Free Bond Fund	 		609 	 11.05 	 0.41 	1,745
Tax-Free Money Market Fund	 	-   	 1.00 	 -   	 -
U.S. Government Money Market Fund	9,829 	 1.00 	 0.05 	949,131
U.S. Treasury Money Market Fund	 	582 	 1.00 	 0.05 	73,469
Value Fund	 			240 	 16.52 	 0.17 	1,737

Class Y Shares
California Tax-Free Fund		1,041 	 1.00 	 0.03 	32,201
Mid Cap Fund	 			-   	 11.03 	 -   	1,874
Money Market Fund	 		46,569  1.00 	 0.05 	1,036,943
NY Tax-Free Money Market Fund	 	10,434  1.00 	 0.03 	339,613
Tax-Free Money Market Fund	 	728 	 1.00 	 0.03 	18,936
U.S. Government Money Market Fund	64,576  1.00 	 0.05 	6,267,629
U.S. Treasury Money Market Fund	 	3,099 	 1.00 	 0.05 	41,263